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                                                                       Exhibit 3

                           FORM OF STOCK CERTIFICATE


                                 COMMON STOCK
                    A CORPORATION ORGANIZED UNDER THE LAWS
                        OF THE COMMONWEALTH OF VIRGINIA

                           OPTICAL CABLE CORPORATION


                            SHARES OF COMMON STOCK

                      SEE REVERSE FOR CERTAIN DEFINITIONS

      THIS CERTIFIES THAT                            IS THE OWNER OF


            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                 OPTICAL CABLE CORPORATION (THE "CORPORATION") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer
                                     Agent
                       and registered by the Registrar.

        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:                           Countersigned:        First Union National Bank
                                                       Transfer Agent

                             AUTHORIZED SIGNATURE

By: PRESIDENT                                By: SECRETARY
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                           OPTICAL CABLE CORPORATION

                                  ----------

     The Corporation will furnish any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class of stock which the Corporation is authorized to issue, or of the differences in the relative rights and preferences between the shares of each series of a class in series which the Corporation is authorized to issue, to the extent they have been set, and the authority of the board of directors to set the relative rights and preferences of subsequent series or classes. Such request may be made to the Secretary of the Corporation or to its Transfer Agent.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -- as tenants in common             UNIF GIFT MIN ACT -- .. Custodian ..
TEN ENT -- as tenants by the entireties     (Cust) (Minor)
JT TEN  -- as joint tenants with right of   under Uniform Gifts to Minors
           survivorship and not as tenants  Act ..................
           in common                                   (State)


   Additional abbreviations may also be used though not in the above list.

       For value received, _____________________ hereby sell, assign and transfer unto

       PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE

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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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________________________________________________________________shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________________
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________

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NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
        WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

        This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Optical Cable Corporation and First Union National Bank, dated as of November 2, 2001 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Optical Cable Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Optical Cable Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

SIGNATURE(S) GUARANTEED ______________________________________________________
                        THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17AD-15.